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                                                                     EXHIBIT 15

                                          October 22, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    RE:PACIFIC TELESIS GROUP
      REGISTRATION ON FORM S-4

We are aware that our report dated August 12, 1996 on our review of interim financial information of Pacific Telesis Group for the three- and six-month periods ended June 30, 1996 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ Coopers & Lybrand L.L.P.